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                                   EXHIBIT 5.1

                                THE ROUSE COMPANY

                          10275 LITTLE PATUXENT PARKWAY
                             COLUMBIA, MD 21044-3456

                                 April 14, 2003

Ladies and Gentlemen:

     I am Senior Vice President, General Counsel and Secretary of The Rouse Company, a Maryland corporation (the "Company"), and I have acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") relating to the registration of obligations (the "Obligations") under The Rouse Company Excess Savings Plan (the "Plan").

     In that capacity, I have examined copies of (a) the Company's Charter and Bylaws, each as in effect on the date hereof, (b) the Plan, (c) resolutions adopted by the Company's Board of Directors and (d) such other materials and matters as I have deemed necessary for the issuance of this opinion. I have also examined such other documents, papers, statutes and authorities as I have deemed necessary to form a basis for this opinion. In my examination, I have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to me. As to various questions of fact material to this opinion, I have relied on statements and certificates of officers and representatives of the Company and others.

     Based upon and subject to the limitations, assumptions, qualifications and exceptions set forth herein, I am of the opinion that, when issued in accordance with the terms of the Plan, the Obligations will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of that Plan, except as enforceability (i) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     The opinions set forth herein are limited to matters governed by the laws of the State of Maryland and the Federal Laws of the United States of America, and I express no opinion as to any other laws.

     I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement under Item 5 of the Registration Statement.


                            Very truly yours,

                            Gordon H. Glenn, Esquire
                            Senior Vice President, General Counsel and Secretary